EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
ANNOUNCES FIRST QUARTER 2009 RESULTS
          (Fort Smith, Arkansas, April 22, 2009) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a first quarter 2009 net loss of $18.2 million, or $0.73 per share, compared to net income of $8.5 million, or $0.34 per share, in the first quarter of 2008.
          “Our first quarter results continue to be hurt by the poor economy and the resulting decline in profitable business,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “ABF’s first quarter results reflect significantly lower freight levels, a very competitive industry pricing environment and our efforts to maintain a high level of customer service.”
          “We are taking the steps necessary to improve long-term profitability consistent with providing reliable and safe transportation services,” said Mr. Davidson. “As a result, we have taken additional actions to further align our network labor and equipment capacity with available business levels,” said Mr. Davidson. Since the end of 2008 these actions include:
•	An additional reduction of over 625 ABF employees resulting in a 23% employee reduction since the fourth quarter of 2006, when ABF first experienced dramatic declines in business

•	Additional fleet reductions, including 326 tractors and 448 trailers, resulting in an overall 20% decrease in tractors and an 11% decrease in trailers since the fourth quarter of 2006
          The overall decrease in ABF’s total employees and equipment fleet mirrors or exceeds the decline in tonnage levels since the fourth quarter of 2006. However, ABF’s operating ratio continues to be adversely affected by the short-term fixed nature of overhead expenses and by the limited ability to obtain needed base rate increases. Though ABF’s customers have benefited from reduced fuel surcharges related to a consistent decline in diesel fuel prices since July 2008, the competitive freight environment has prevented ABF from obtaining sufficient base rate increases to cover non-fuel related cost increases. As a result, despite the significant reduction in labor and other operating costs, ABF’s profitability has suffered.

          “Our solid financial position, with an April 15 cash and short-term investment balance of $209 million and minimal debt, continues to provide security and allows a long-term focus during this difficult time,” said Mr. Davidson. “Even in this challenging environment, we remain committed to the organic development of our RPM regional freight initiative that offers significant growth opportunities in an important portion of the LTL market.”
Arkansas Best Corporation
First Quarter 2009
•	Revenue of $339.7 million, a per-day decrease of 22.9% from prior year quarter of $447.5 million

•	Net loss of $0.73 per share compared to net income of $0.34 per share in the prior year period

•	Includes $0.15 per share costs from the ABF RPM initiative compared to prior year quarter of $0.10 per share costs
ABF Freight System, Inc.®
First Quarter 2009
•	Revenue of $323.1 million compared to $427.7 million in 2008, a per-day decrease of 23.3%

•	Tonnage per-day decrease of 15.7% versus 2008

•	Total billed revenue per hundredweight of $23.85 compared to $26.32, a decrease of 9.4% that is primarily attributable to the steep decline in fuel surcharge compared to the first quarter of 2008

•	Operating loss of $26.8 million compared to operating income of $12.9 million in 2008

•	Operating ratio of 108.3% compared to 97.0% in 2008

•	RPM initiative impacted the operating ratio by 1.9% compared to 1.0% in the prior year period reflecting additional operational changes implemented in the third quarter of 2008
          “Although the current economic environment is very challenging, great things are still happening throughout our company. These achievements illustrate the commitment ABF’s employees have to our Quality Process by providing a high level of service to our customers while working safely and efficiently in the midst of a difficult economic environment,” said Mr. Davidson. “Some of ABF’s successes that occurred during this year’s first quarter include:

•	ABF’s first quarter 2009 cargo claim ratio, a measure of net cash payouts to revenue, was 0.66%, reflecting a slight improvement compared to the full year 2008 figure which was the lowest in ABF’s history.

•	ABF’s first quarter 2009 workers’ compensation and third-party casualty costs, as a percent of revenue, were below recent ten-year averages.

•	Linehaul velocity, a measure of the average time required for linehaul movement of trailers between cities, improved by 8%. In addition, the ratio of miles with empty trailers declined by 7%. ABF is currently making further changes to its linehaul network which will result in a more efficient use of system resources. These changes will increase tractor utilization, improve customer transit times and lower costs.

•	As previously announced, Arkansas Best Corporation was included on the 2009 list of the World’s Most Admired Companies, published by Fortune magazine. Arkansas Best was the highest ranked less-than-truckload motor carrier among the Most Admired Trucking companies.
          “Internally, in anticipation of improving business levels, ABF will focus on sustaining our superior customer service and attention to specific customer requirements while working to maximize the profitability of individual accounts,” said Mr. Davidson. “In addition, this month will conclude the formal strategic analysis that began in the fourth quarter and which was designed to validate our corporate strengths and identify future external opportunities for maximizing shareholder value.”
Conference Call
          Arkansas Best Corporation will host a conference call with company executives to discuss the 2009 first quarter results. The call will be today, Wednesday, April 22, at 10:00 a.m. ET (9:00 a.m. CT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Friday, May 15, 2009. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 93511720. The conference call and playback can also be accessed, through Friday, May 15, on Arkansas Best’s website at arkbest.com.

Company Description
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
          The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, current adverse economic conditions; the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.
          The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31
	2009	2008
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$339,677	$447,511

OPERATING EXPENSES AND COSTS	368,278	434,359

OPERATING INCOME (LOSS)	(28,601)	13,152

OTHER INCOME (EXPENSE)
Interest and dividend income	930	1,819
Interest expense and other related financing costs	(341)	(339)
Other, net	(1,082)	(511)

	(493)	969

INCOME (LOSS) BEFORE INCOME TAXES	(29,094)	14,121

FEDERAL AND STATE INCOME TAXES
Current (benefit) provision	(19,408)	5,201
Deferred provision	8,471	376

	(10,937)	5,577

NET INCOME (LOSS)	$(18,157)	$8,544

EARNINGS (LOSS) PER SHARE
Basic	$(0.73)	$0.34
Diluted	(0.73)	0.34

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,038,626	24,873,651
Diluted	25,038,626	25,093,540

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$58,001	$100,880
Short-term investment securities	130,538	117,855
Accounts receivable, less allowances (2009 — $3,365; 2008 — $3,513)	110,880	111,452
Other accounts receivable, less allowances (2009 — $1,028; 2008 — $1,001)	6,716	6,611
Prepaid expenses	12,632	10,670
Deferred income taxes	35,409	36,079
Prepaid and refundable income taxes	36,621	17,661
Other	6,327	6,982

TOTAL CURRENT ASSETS	397,124	408,190

PROPERTY, PLANT AND EQUIPMENT
Land and structures	237,459	235,861
Revenue equipment	494,565	514,503
Service, office and other equipment	152,120	150,524
Leasehold improvements	21,529	21,697

	905,673	922,585
Less allowances for depreciation and amortization	473,566	473,010

	432,107	449,575

OTHER ASSETS	48,132	50,636

GOODWILL	63,887	63,897

	$941,250	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	March 31	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$8,676	$15,189
Accounts payable	51,231	51,646
Income taxes payable	165	758
Accrued expenses	150,455	147,540
Current portion of long-term debt	162	159

TOTAL CURRENT LIABILITIES	210,689	215,292

LONG-TERM DEBT, less current portion	1,423	1,457

PENSION AND POSTRETIREMENT LIABILITIES	74,616	89,472

OTHER LIABILITIES	15,939	17,314

DEFERRED INCOME TAXES	33,082	24,017

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2009: 26,718,027 shares; 2008: 26,702,222 shares	267	267
Additional paid-in capital	269,500	268,396
Retained earnings	449,356	471,360
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(55,852)	(57,507)

TOTAL STOCKHOLDERS’ EQUITY	605,501	624,746

	$941,250	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2009	2008
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$(18,157)	$8,544
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	19,333	19,291
Other amortization	73	73
Pension settlement expense	—	1,093
Share-based compensation expense	1,123	1,127
Provision for losses on accounts receivable	1,008	300
Deferred income tax provision	8,471	376
Gain on sales of assets	(717)	(1,873)
Changes in operating assets and liabilities:
Receivables	(583)	(4,307)
Prepaid expenses	(1,962)	(2,103)
Other assets	2,895	4,671
Accounts payable, taxes payable, accrued expenses and other liabilities (1)	(30,311)	(1,993)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(18,827)	25,199

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases	(1,968)	(2,581)
Proceeds from asset sales	2,086	10,674
Purchases of short-term investment securities	(44,277)	—
Proceeds from sales of short-term investment securities	31,595	78,604
Capitalization of internally developed software and other	(1,243)	(1,242)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(13,807)	85,455

FINANCING ACTIVITIES
Payments on long-term debt	(39)	(106)
Net change in bank overdraft	(6,513)	(3,579)
Payment of common stock dividends	(3,847)	(3,803)
Proceeds from the exercise of stock options and other	154	—

NET CASH USED BY FINANCING ACTIVITIES	(10,245)	(7,488)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(42,879)	103,166
Cash and cash equivalents at beginning of period	100,880	93,805

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$58,001	$196,971

(1)	2009 includes $15.5 million of contributions to the Company’s nonunion pension plan.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended
	March 31
	2009		2008
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$323,113		$427,747
Other revenues and eliminations	16,564		19,764

Total consolidated operating revenues	$339,677		$447,511

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$233,497	72.3%	$257,723	60.3%
Fuel, supplies and expenses	50,528	15.6	81,858	19.1
Operating taxes and licenses	10,514	3.3	11,939	2.8
Insurance	3,503	1.1	4,833	1.1
Communications and utilities	3,971	1.2	4,009	0.9
Depreciation and amortization	18,610	5.8	18,556	4.3
Rents and purchased transportation	27,886	8.6	36,021	8.4
Gain on sale of property and equipment	(717)	(0.2)	(1,874)	(0.4)
Other	2,164	0.6	1,802	0.5

	349,956	108.3%	414,867	97.0%

Other expenses and eliminations	18,322		19,492

Total consolidated operating expenses and costs	$368,278		$434,359

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$(26,843)		$12,880
Other income (loss) and eliminations	(1,758)		272

Total consolidated operating income (loss)	$(28,601)		$13,152

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended March 31
	2009	2008	% Change
	(Unaudited)

Workdays	62.5	63.5
Billed Revenue(1) / CWT	$23.85	$26.32	(9.4)%
Billed Revenue(1) / Shipment	$304.14	$334.30	(9.0)%
Shipments	1,064,325	1,288,290	(17.4)%
Tonnage (tons)	678,697	818,131	(17.0)%
Tons/Days	10,859	12,884	(15.7)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.
Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.
Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE